Form of Amendment No. 1 to the Sub-Advisory Agreement

This Amendment dated as of July 1, 2013 is entered into by and between BlackRock Advisors, LLC, a Delaware limited liability company (the “Adviser”), and BlackRock Investment Management, LLC, a Delaware limited liability company (the “Sub-Adviser”).

WHEREAS, the Adviser and the Sub-Adviser have entered into a Sub-Investment Advisory Agreement dated September 29, 2006 (the “Sub-Advisory Agreement”) pursuant to which the Adviser appointed the Sub-Adviser to act as sub-adviser with respect to BlackRock Global Allocation Fund, Inc. (the “Fund”); and

WHEREAS, the Sub-Advisory Agreement provides that the Adviser will pay to the Sub-Adviser a monthly fee in arrears at an annual rate equal to the amount set forth in Schedule A thereto; and

WHEREAS, the Sub-Advisory Agreement provides that the Sub-Advisory Agreement may be amended by the parties only if such amendment is specifically approved by the vote of the Board of Directors of the Fund, including a majority of those Directors who are not parties to the Sub-Advisory Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval and, where required by the Investment Company Act of 1940, by a vote of a majority of the outstanding voting securities of the Fund; and

WHEREAS, the Board of Directors of the Fund, including a majority of those Directors who are not interested persons of the Fund, specifically approved this amendment;

NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

1.	Schedule A of the Sub-Advisory Agreement is hereby amended as set forth on the Schedule A attached hereto.

2.	Except as otherwise set forth herein, the terms and conditions of the Sub-Advisory Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to the Sub-Advisory Agreement to be executed by their officers designated below as of the day and year first above written.

BLACKROCK ADVISORS, LLC

By: ________________________
Name:
Title:

BLACKROCK INVESTMENT MANAGEMENT, LLC

By: ________________________
Name:
Title:
Agreed and Accepted:
BLACKROCK GLOBAL ALLOCATION FUND, INC.
By: ________________________
Name:
Title: